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         (a)     Exhibit 11 -     COMPUTATION OF EARNINGS PER COMMON AND COMMON
                                  EQUIVALENT SHARES

                                                                              Three Months Ended          Nine Months Ended
                                                                              September 30, 1996          September 30, 1996
                                                                              ------------------          ------------------
Primary
-------

Net income                                                                        $(1,135,555)                   $2,743,665
                                                                                  ===========                    ==========

Weighted average shares outstanding

   Average Common shares                                                            5,281,629                     5,411,400

   Average unallocated ESOP shares                                                   (299,008)                     (311,472)

   Common stock equivalents - options
     and warrants                                                                     100,575                       111,724
                                                                                  -----------                    ----------

Total weighted average shares outstanding
   during period                                                                    5,083,196                     5,211,652
                                                                                  ===========                    ==========

Earnings per common and common share equivalent - primary                         $      (.22)                   $      .31
                                                                                  ===========                    ==========


Fully Diluted
-------------

Net income                                                                        $(1,135,555)                   $2,743,665
                                                                                  ===========                    ==========

Weighted average shares outstanding

   Average common shares                                                            5,281,629                     5,411,400

   Average unallocated ESOP shares                                                   (299,008)                     (311,472)

   Common stock equivalents - options and
     warrants                                                                         104,580                       113,137
                                                                                  -----------                    ----------

Total weighted average shares outstanding
  during period                                                                     5,087,201                     5,213,065
                                                                                  ===========                    ==========

Earnings per common and common share equivalent - fully diluted                   $      (.22)                   $      .31
                                                                                  ===========                    ==========





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